UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

VACCITECH PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vaccitech plc

The Schrödinger Building

Heatley Road

The Oxford Science Park

Oxford OX4 4GE

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	VACC	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Vaccitech plc (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. On May 10, 2022, the Audit Committee approved (a) the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and (b) the dismissal of BDO LLP (“BDO”). The Audit Committee’s appointment of PwC was effective upon the Company’s dismissal of BDO and is subject to completion of PwC’s client acceptance procedures and execution of an engagement letter. On May 12, 2022, the Company notified BDO that it was dismissed as the Company’s independent registered public accounting firm.

BDO’s audit report on the Company’s financial statements for the fiscal years ended December 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2021 and the subsequent interim period through May 12, 2022, the date of BDO’s dismissal, there were no disagreements, as defined in Item 304(a)(1)(v) of Regulation S-K, with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO would have caused it to make reference to the subject matter thereof in connection with its reports. Except for the material weaknesses that were identified by the Company and BDO during the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2021, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal years ended December 31, 2020 and 2021 or the subsequent interim period through the date of BDO’s dismissal. The material weaknesses identified by the Company and BDO related to: (i) the Company’s lack of a sufficient number of personnel with an appropriate level of knowledge and experience in the application of U.S. generally accepted accounting principles, or U.S. GAAP, commensurate with its financial reporting requirements; (ii) the Company’s IT general control environment not having been sufficiently designed to include appropriate user access rights and (iii) policies and procedures with respect to the review, supervision and monitoring of the Company’s accounting and reporting functions were either not designed and in place or not operating effectively. The Company concluded that the material weakness related to the application of U.S. GAAP as described above had been remediated as of December 31, 2021.

The Company provided BDO with a copy of the disclosures under Item 4.01 of this report prior to the filing hereof and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company in this report and, if not, stating the respects in which it does not agree. The Company has requested that BDO provide the letter as promptly as possible so that the Company can file the letter with the Securities and Exchange Commission within ten business days after the filing of this Current Report on Form 8-K. A copy of that letter will be filed by amendment within two business days of receipt.

During the Company’s fiscal years through December 31, 2020 and 2021 and the subsequent interim period through May 12, 2022, the date PwC’s appointment became effective, neither the Company nor anyone acting on its behalf consulted PwC regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccitech plc

Date: May 13, 2022	By:	/s/ William Enright
William Enright
Chief Executive Officer